Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Cantor Opportunistic Alternatives Fund does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Cantor Opportunistic Alternatives Fund for the year ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Cantor Opportunistic Alternatives Fund for the stated period.

/s/ John Trammell		/s/ Marlena Kaplan
John Trammell		Marlena Kaplan
President, Cantor Opportunistic Alternatives Fund		Treasurer & Secretary, Cantor Opportunistic
Alternatives Fund
Dated:	December 6, 2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Cantor Opportunistic Alternatives Fund for purposes of Section 18 of the Securities Exchange Act of 1934.